         As filed with the Securities and Exchange Commission on August 15, 1997
                                                     Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  ANERGEN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    CALIFORNIA                                          77-0183594
    ----------                            ------------------------------------
(STATE OF INCORPORATION)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               301 PENOBSCOT DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S OF PRINCIPAL EXECUTIVE OFFICES)


                                 1996 STOCK PLAN
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)


                             BARRY M. SHERMAN, M.D.
                             CHIEF EXECUTIVE OFFICER
                                  ANERGEN, INC.
                               301 PENOBSCOT DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (415) 361-8901
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    Copy to:
                            TREVOR J. CHAPLICK, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300




--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
                                                                Proposed                  Proposed
    Title of Each Class of                                       Maximum                  Maximum             Amount of
       Securities to be              Amount to be            Offering Price              Aggregate           Registration
          Registered                  Registered                Per Share              Offering Price            Fee
------------------------------- ----------------------- ------------------------- ------------------------ ----------------
Common Stock,                          1,000,000 Shares        $2.5625(1)               $2,562,500(1)        $777.00
no par value
=============================== ======================= ========================= ======================== ================
Common Stock,                            100,000 Shares        $2.178(2)                $  217,813(2)        $ 67.00
no par value
=============================== ======================= ========================= ======================== ================


(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $2.5625 per share, which is the average of the high and low prices reported on the NASDAQ Stock Market Inc.'s National Market on August 12, 1997.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of 85% of $2.5625 per share, which is the average of the high and low prices reported on the NASDAQ Stock Market Inc.'s National Market on August 12, 1997.

                                  ANERGEN, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Anergen, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"):

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and filed with the Commission on March 28, 1997.

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

        (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1 number 33-42107, as amended on October 8, 1991, incorporated by reference in the Company's Registration Statement on Form 8-A filed with the Commission on August 7, 1991, pursuant to
                   Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (d) The Company's previously filed registration statements on Form S-8 (Nos. 33- 95660, 33-44941 and 33-70586) under which
                   2,189,244 shares of Common Stock were registered under the 1988 Stock Option Plan, the 1992 Consultant Stock Plan, the 1991 Employee Stock Purchase Plan and the 1995 Director Option Plan.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Company's Amended and Restated Articles of Incorporation (the "Articles") and Article VII of the Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code.

         In addition, the Company has entered into contractual agreements with certain directors and officers of the Company designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the California Corporations Code.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the California Corporations Code, the Company's Articles, the foregoing Bylaw provisions or the Company's indemnification agreements, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed in the Exhibit Index elsewhere herein.

ITEM 9.  UNDERTAKINGS.

        (a)        The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the California Corporations Code, the Articles or the Bylaws of Registrant, indemnification agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 14th day of August, 1997.

                                  ANERGEN, INC.



                                  By: /s/ Barry M. Sherman, M.D.
                                     --------------------------------------
                                      Barry M. Sherman, M.D.
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Barry M. Sherman, M.D. and David V. Smith and each of them, as his or her attorney-in-fact, with the full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                 -                  TITLE                              DATE
------------------------------------------ -------------------------------------        -------------------

/s/ Barry M. Sherman, M.D.                 President, Chief Executive Officer,           August 14, 1997
-----------------------------------------
(Barry M. Sherman, M.D.)                   Secretary and Director (Principal
                                           Executive Officer)
/s/ David V. Smith                         Vice President, Finance and Chief             August 14, 1997
-----------------------------------------
(David V. Smith)                           Financial Officer (Principal
                                           Financial and Accounting Officer)
/s/ Bruce L. A. Carter, Ph.D.              Director                                      August 14, 1997
-----------------------------------------
(Bruce L. A. Carter, Ph.D.)

/s/ Nicholas J. Lowcock                    Director                                      August 14, 1997
-----------------------------------------
(Nicholas J. Lowcock)

/s/ Harden M. McConnell, Ph.D.             Director                                      August 14, 1997
-----------------------------------------
(Harden M. McConnell, Ph.D.)

/s/ Harry H. Penner, Jr.                   Director                                      August 14, 1997
-----------------------------------------
(Harry H. Penner, Jr.)

/s/ James E. Thomas                        Director                                      August 14, 1997
-----------------------------------------
(James E. Thomas)

/s/ Nicole Vitullo                         Director                                      August 14, 1997
-----------------------------------------
(Nicole Vitullo)

                                INDEX TO EXHIBITS


Exhibit
Number                              Description
-------                             -----------
4.1               1996 Stock Plan together with forms of agreements used thereunder.

5.1               Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation.

23.1              Consent of Counsel (Contained in Exhibit 5.1 above).

23.2              Consent of Independent Auditors.

25.1              Power of Attorney (see page 5).